UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2007
WCA Waste Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50808	20-0829917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Riverway, Suite 1400
Houston, Texas (Address of principal executive offices)		77056 (Zip Code)
Registrant’s telephone number, including area code: (713) 292-2400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     Effective June 18, 2007, the Board of Directors of WCA Waste Corporation (the “Company”) adopted the Second Amended and Restated Bylaws of WCA Waste Corporation, which amended Sections 7.1, 7.4 and 7.5 of the Amended and Restated Bylaws of WCA Waste Corporation to specifically address the subject of uncertificated securities in connection with the Company’s compliance with recent rules promulgated by the Nasdaq Stock Market LLC requiring NASDAQ-listed issuers to be eligible for a direct registration system by January 1, 2008. The foregoing description of this item is qualified in its entirety to the complete Second Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this report.
Item 8.01 Other Events
     On June 20, 2007, the Company issued a press release announcing that its 2007 Annual Meeting of Stockholders will be held on Thursday, September 13, 2007 at the offices of the Company at One Riverway, #1400, Houston, Texas 77056 at 9:00 a.m. local time. The Company fixed the close of business on Monday, July 16, 2007 as the record date for determination of the stockholders entitled to vote at the Annual Meeting. A copy of the press release is field as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Bylaws of WCA Waste Corporation.
99.1*	Press Release of WCA Waste Corporation dated June 20, 2007.

*	This Press Release is being furnished and not filed, pursuant to Regulation FD.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION
Date: June 20, 2007	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Second Amended and Restated Bylaws of WCA Waste Corporation.
99.1*	Press Release of WCA Waste Corporation dated June 20, 2007.

*	This Press Release is furnished and not filed, pursuant to Regulation FD.